Exhibit 4.8

To:     DNB Bank ASA as Agent
Dronning Eufemias gt. 30
N-0191 Oslo, Norway
Attn:     Anne-Lise Iversen, Credit Middle Office and Agency

6 March 2017
Amendment Request
USD2,000,000,000 senior secured credit facility agreement originally dated 15 April 2011 (as amended from time to time) between, among others, North Atlantic Drilling Limited as borrower and DNB Bank ASA as agent (the “Facility Agreement”)

1.
We write to you as Borrower on our own behalf and on behalf of the other Obligors pursuant to clause 2.3 (Borrower’s Authority) of the Facility Agreement and in your capacity as Agent under the Facility Agreement. Capitalised terms used in this letter shall, unless otherwise stated, have the same meaning as assigned to them in the Facility Agreement.

2.
As you know, we are contemplating a refinancing and amendment process in respect of the Group’s syndicated facility agreements listed in Schedule 1 to this letter (the “Group Facility Agreements”) and certain of the Group’s other financing arrangements.

3.
We had previously sought (amongst other things) an extension of the tenor of the Facility Agreement pursuant to an amendment request letter dated 14 March 2016 (“Request 1”). Request 1 was approved and the tenor of the Facility Agreement was extended pursuant to an extension approval letter dated 28 April 2016 (“Extension 1”).

4.
In addition, pursuant to the waiver approval letter in respect of the Facility Agreement dated 28 April 2016 (the “Waiver Approval Letter”), it was agreed (amongst other things) that the Parent would use reasonable endeavours to ensure that by no later than 30 April 2017 (the “Longstop Date”) the amendments contemplated in the amendment and extension requests presented for approval pursuant to paragraph 4(a)(iii) of the Waiver Approval Letter would become effective and the proposed recapitalisation of the Group would be implemented on terms satisfactory to the Majority Lenders. This Longstop Date is set out at paragraph 4(a)(v) of the Waiver Approval Letter.

5.
Given that (i) the final maturity date of 30 April 2017 under the USD 450m Eminence Facility Agreement (as defined in Schedule 1) and Longstop Date of 30 April 2017 are now approaching, (ii) the Group refinancing process and related discussions remain ongoing and (iii) although we are aiming for the commercial terms of the refinancing to be agreed before 30 April 2017, it is unlikely that all aspects of the refinancing transaction will be completed before 30 April 2017, we are, therefore, seeking:

(A)	an extension of the tenor of the Facility Agreement to 14 September 2017;

(B)
via a separate consent request sent on or about the date of this letter to the lenders under the USD 450m Eminence Facility Agreement, an extension of the tenor of the USD 450m Eminence Facility Agreement to 15 August 2017;

(C)
via a separate consent request sent on or about the date of this letter to the lenders under the USD 400m Seadrill Facility Agreement (as defined in Schedule 1), an extension of the tenor of the USD 400m Seadrill Facility Agreement to 31 August 2017; and

(D)	an extension of the Longstop Date to 31 July 2017 and certain other related amendments to the Waiver Approval Letter.

This will enable the commercial discussions to continue with a view to the refinancing being implemented as soon as possible.

Extension of Final Maturity Date

6.
In light of the above and in accordance with clause 33.3 (Amendments and waivers) of the Facility Agreement, we are seeking all Lender consent to an extension of the Final Maturity Date under the Facility Agreement to 14 September 2017 (“Request A”).

7.
It is intended that Request A will be implemented either by way of an amendment to the Facility Agreement or by way of a scheme of arrangement in Bermuda of the Borrower and/or any other schemes of arrangement which we consider desirable (the “Schemes”).

8.
Subject to the condition at paragraph 9 below, the amendment to the Facility Agreement set out in Schedule 2 to this letter shall be effective on the entry into an amendment letter in respect of the Facility Agreement by you as Agent for each of the Finance Parties as soon as reasonably practicable following receipt of the consent of all Lenders to Request A. We request that each Lender indicate their consent to Request A by delivering a letter addressed to you, to the Parent and to us in the form attached at Schedule 3 to this letter (the “Extension Consent Letter”).

9.
As you will be aware, the waiver approval letters dated 28 April 2016 in respect of the Group Facility Agreements require, in the context of the implementation of Request A, the consent of the “Required Lenders”, “Required Majority” or “Majority Lenders” (as the case may be and as defined therein) under each of the Group Facility Agreements. Accordingly, the effectiveness of the amendment to the Facility Agreement set out in Schedule 2 to this letter shall be conditional on the “Required Lenders”, “Required Majority” or “Majority Lenders” (as the case may be and as defined in the relevant Group Facility Agreement) in each of the other Group Facility Agreements consenting to the amendments.

10.	We will pay to the Agent, for the account of each Lender:

(A)
a fee of 20 basis points calculated on that Lender’s available and outstanding Commitment as at the date of this letter if all Lender consent is achieved in respect of Request A immediately following the expiry of 15 Business Days after the date of this letter; or

(B)	a fee of five basis points calculated on that Lender’s available and outstanding Commitment as at the date of this letter if Request A is implemented by way of the Schemes,

in each case payable within five Business Days after the amendment to the Facility Agreement made pursuant to Request A becoming effective.

11.	By consenting to Request A each Lender (whether or not Request A is approved by all Lenders and notwithstanding any terms of the Finance Documents to the contrary):

(A)	shall also consent to Request A for the purposes of the consent required pursuant to the waiver approval letter in respect of the Facility Agreement dated 28 April 2016 (the “Waiver Approval Letter”);

(B)
shall also consent to Request A being implemented by way of the Schemes to give effect to the terms set out in this letter and, if the Schemes are required and subject to paragraph 12 below, irrevocably and unconditionally agrees (within the timescales set out in the Scheme documents) to (i) vote in person or by proxy in favour of such Schemes at any creditors’ meetings called in relation thereto and (ii) support the approval of such Schemes at any court sanction hearing in respect thereof;

(C)
waives any and all rights, powers or remedies it may have to take any action under or in connection with the Facility Agreement as a result of or in relation to the proposal, sanction or implementation of the Schemes; and

(D)
agrees that if it subsequently transfers its participation in the Facility in whole or in part and in any manner whatsoever, it shall procure that the terms and obligations set out in this letter in relation to Request A apply to the transferee.

12.
The obligations on each Lender pursuant to paragraph 11(B) shall cease to be effective upon the earlier of (i) the current Final Maturity Date, being 30 June 2017 and (ii) the sanction of the Schemes. For the avoidance of doubt, in addition each Lender may individually, by written notice to the Parent and to us, terminate its obligations pursuant to paragraph 11(B) above if an Event of Default has occurred and is continuing after the date of the Consent Letter delivered by it and such Event of Default has been specifically declared by the Agent.

13.
We kindly ask that you liaise with the Lenders and request their consent by way of an Extension Consent Letter by no later than 15 Business Days from the date of this letter. Please also send us a letter confirming the consents received immediately following the expiry of 15 Business Days from the date of this letter.

Extension of Maturing Facility Agreements

14.	We are also seeking via separate consent request letters sent on or about the date of this letter:

(A)	to the lenders under the USD 450m Eminence Facility Agreement,

(i)
an extension of the tenor of the USD 450m Eminence Facility Agreement to the earlier of (a) 15 August 2017 and (b) the business day immediately prior to the final maturity date under the Facility Agreement; and

(ii)
an amendment to the amortisation profile of the facility under the USD 450m Eminence Facility Agreement such that the facility continues to be repaid by consecutive quarterly repayments, but with a prepayment of the 19 June 2017 repayment on 19 May 2017, and a final bullet repayment of the remaining amount outstanding on the extended final maturity date described in paragraph (i) above; and

(B)
to the lenders under the USD 400m Seadrill Facility Agreement, an extension of the tenor of the USD 400m Seadrill Facility Agreement to the earlier of (a) 31 August 2017 and (b) the business day immediately prior to the final maturity date under the USD 2bn NADL Facility Agreement,

((A) and (B) above together the “Maturing Facility Extensions”).

15.	In consideration of the Maturing Facility Extension we are offering each lender under each of the USD 450m Eminence Facility Agreement and the USD 400m Seadrill Facility Agreement:

(A)	a fee of 20 basis points calculated on that lender’s available and outstanding commitment if all lender consent under the relevant facility is achieved; or

(B)
a fee of five basis points calculated on that lender’s available and outstanding commitment if the requested amendments are implemented by way of a scheme of arrangement or multiple schemes of arrangement,

(the “Extension Fees”).

16.
Pursuant to the Waiver Approval Letter, no agreement in respect of the extension of the final maturity date under the Maturing Facility Agreements can be entered into other than on terms satisfactory to the Majority Lenders and the “Required Lenders”, “Required Majority” or “Majority Lenders” (as therein defined) under each other Group Facility Agreement.

17.
In light of the above and in accordance with clause 33.3 (Amendments and waivers) of the Facility Agreement, we are seeking Majority Lenders’ consent to the Maturing Facility Extensions (whether implemented following all lender consent under the USD 450m Eminence Facility Agreement and the USD 400m Seadrill Facility Agreement respectively or by way of scheme(s) of arrangement including any actions or ancillary orders associated with a scheme of arrangement) and the Extension Fees (“Request B”). The effectiveness of the amendments to the USD 450m Eminence Facility Agreement and the USD 400m Seadrill Facility Agreement will be conditional on the “Required Lenders”, “Required Majority” or “Majority Lenders” under each other Group Facility Agreement also consenting to the relevant Maturing Facility Extension.

18.
By consenting to Request B, each Lender (notwithstanding any terms of the Finance Documents to the contrary) waives any and all rights, powers or remedies it may have to take any action under or in connection with the Facility Agreement as a result of or in relation to the proposal, sanction or implementation of any schemes of arrangement in respect of the Maturing Facility Extensions.

19.
We kindly ask that you liaise with the Lenders and request their consent to Request B by no later than 15 Business Days from the date of this letter. Please confirm that the Majority Lenders have consented to Request B by delivering an approval letter to us and the Parent in the form attached at Schedule 4 to this letter, for countersignature by us and the Parent.

Extension of R1 Longstop Date

20.
In accordance with clause 33.3 (Amendments and waivers) of the Facility Agreement, we are also seeking Majority Lenders’ consent to the following amendments to the Waiver Approval Letter (“Request C”):

(A)	The longstop date of 30 April 2017 in paragraph 4(a)(v) of the Waiver Approval Letter to be amended to 31 July 2017.

(B)	Reference to “30 April 2017” in paragraph 5 of the Waiver Approval Letter to be amended to “31 July 2017”.

(C)
References to “30 June 2017” in paragraphs 7, 8 and 9 of Schedule 1 to the Waiver Approval Letter (which set out amendments to clause 22.2 (Leverage Ratio), clause 24.1 (Minimum Market Value) and clause 24.2 (Market Valuation of the Collateral Rigs) of the Facility Agreement respectively) to be amended to “30 September 2017”.

(D)
Reference to “1 July 2017” in paragraph 7 of Schedule 1 to the Waiver Approval Letter (which sets out amendments to clause 22.2 (Leverage Ratio) of the Facility Agreement) to be amended to “1 October 2017”.

(E)	The definition of “Deferral Date” in Schedule 3 to the Waiver Approval Letter to be amended to read as follows:

““Deferral Date” means the earliest to occur of:

(i)     5pm (CET) on 30 September 2017; and

(ii)
following the occurrence of a Deferral Date Event which is continuing, the time and date at which the Agent (acting on the instructions of the Majority Lenders) issues a notice in writing to the Parent and the Borrower specifying the Deferral Date Event and stating that the Deferral Date has occurred and is continuing.”

21.
We propose that the effectiveness of the amendments to the Waiver Approval Letter set out in paragraph 20 above be conditional on equivalent amendments under the waiver approval letters dated 28 April 2016 in respect of the other Group Facility Agreements, ignoring for these purposes any condition to which those amendments are subject which is substantially equivalent to the condition set out in this paragraph 21.

22.	By consenting to Request C, with effect from the effectiveness of the amendments to the Waiver Approval Letter set out in paragraph 20 above each Lender also agrees that:

(A)
proposing, discussing, negotiating, agreeing and/or implementing any amendment request made by the Parent or any other person at any time prior to 31 July 2017 which involves negotiations with creditors with a view to rescheduling indebtedness will not be considered to constitute a Default under clause 25.6 (Insolvency) of the Facility Agreement; and

(B)
any consent provided pursuant to the consent request letter dated 24 February 2017 (the “Esmeralda Consent Request Letter”) to disapply potential defaults or events of default in clause 25.5 of the Facility Agreement related to the Esmeralda Dispute (as defined in the Esmeralda Consent Request Letter) and any consequences of the Esmeralda Dispute under the FMM Esmeralda Facility Agreement, the FINIMP Esmeralda Facility Agreement, the FINIMP Standby L/C, clause 24.5 (Cross default) of the PLSV I Facility and clause 24.5 (Cross default) of the PLSV II Facility (each as defined in the Esmeralda Consent Request Letter) shall be effective until the later of (i) 31 July 2017 and (ii) such later date (if any) to which the Agent may extend that date pursuant to the terms of the Waiver Approval Letter (as amended).

23.
In consideration for and with effect from the date of the amendments to the Waiver Approval Letter set out in paragraph 20 above, the Parent will undertake to the Agent on behalf of the Finance Parties that (save as the Agent (acting on the instructions of the Majority Lenders) may otherwise agree in writing) it shall use its reasonable endeavours to cooperate with the Co-Com and Co-Com Advisors in relation to contingency planning in case a consensual restructuring is not achievable, including in relation to any scheme of arrangement or chapter 11 proceedings initiated by the Parent and/or any other member of the Group, subject always to the fiduciary and other duties of the boards of directors of the Parent and other members of the Group.

24.
We kindly ask that you liaise with the Lenders and request their consent to Request C by no later than 15 Business Days from the date of this letter. Please confirm that the Majority Lenders have consented to Request C by delivering an approval letter to us and the Parent in the form attached at Schedule 4 to this letter, for countersignature by us and the Parent.

25.
Save as consented to pursuant to this letter, nothing in this letter and no failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents, will or is intended to operate or be construed as a waiver, abandonment or variation of, or as prejudicing, diminishing or otherwise adversely affecting, any present or future rights and remedies of any of the Finance Parties under the Finance Documents or any of the Finance Parties’ rights or remedies generally, which rights and remedies remain and shall continue in full force and effect.

26.	Please let us know if you have any questions or require any further information in order to consider the matters described above.

Yours sincerely,

…………………………
for and on behalf of
North Atlantic Drilling Limited

Schedule 1
Group Facility Agreements

1.	USD440,000,000 secured credit facility agreement originally dated 4 December 2012 between, amongst others, Seadrill Limited as borrower and Citibank International plc as agent;

2.	USD1,350,000,000 senior secured credit facility agreement originally dated 26 August 2014 between, amongst others, Seadrill Limited as borrower and DNB Bank ASA as agent;

3.
USD450,000,000 senior secured credit facility agreement originally dated 13 December 2013 between, amongst others, Seadrill Eminence Ltd as borrower and Danske Bank A/S as agent (the “USD 450m Eminence Facility Agreement”);

4.
USD360,000,000 senior secured credit facility agreement originally dated 9 April 2013 between, amongst others, Asia Offshore Rig 1 Ltd, Asia Offshore Rig 2 Ltd and Asia Offshore Rig 3 Ltd as borrowers and ABN AMRO Bank N.V. as agent;

5.
USD400,000,000 senior secured credit facility agreement originally dated 8 December 2011 between, amongst others, Seadrill Limited as borrower and Nordea Bank Norge ASA as agent (the “USD 400m Seadrill Facility Agreement”, and together with the Facility Agreement and the USD 450m Eminence Facility Agreement, the “Maturing Facility Agreements”);

6.	USD950,000,000 senior secured credit facility agreement originally dated 26 January 2015 between, amongst others, Seadrill Limited as borrower and Nordea Bank AB, London Branch as agent;

7.	USD300,000,000 senior secured credit facility agreement originally dated 16 July 2013 between, amongst others, Seadrill Limited as borrower and DNB Bank ASA as agent;

8.
USD1,450,000,000 senior secured credit facility agreement originally dated 20 March 2013 between, amongst others, Seadrill Vela Hungary Kft and Seadrill Tellus Ltd as borrowers and ING Bank N.V. as agent;

9.
USD1,500,000,000 senior secured credit facility agreement originally dated 30 July 2014 between, amongst others, Seadrill Neptune Hungary Kft, Seadrill Saturn Ltd and Seadrill Jupiter Ltd as borrowers and Nordea Bank Finland Plc, London Branch as agent;

10.	USD2,000,000,000 senior secured credit facility agreement originally dated 15 April 2011 between, amongst others, North Atlantic Drilling Ltd as borrower and DNB Bank ASA as agent;

11.
USD1,750,000,000 senior secured credit facility agreement originally dated 30 September 2013 between, amongst others, Sevan Brasil Ltd, Sevan Driller Ltd, Sevan Louisiana Hungary Kft, Sevan Drilling Pte Ltd, Sevan Drilling Rig II Pte Ltd and Sevan Drilling Rig V Pte Ltd as borrowers and ING Bank N.V. as agent;

12.	USD450,000,000 senior secured credit facility agreement originally dated 26 August 2015 between, amongst others, Seadrill Limited as borrower and Nordea Bank AB, London Branch as agent; and

13.	USD420,000,000 term loan and revolving credit facility agreement originally dated 28 December 2012 between, amongst others, Seadrill Polaris Ltd as borrower and DNB Bank ASA as agent, each as amended and/or restated from time to time including pursuant to the extension approval letters and the waiver approval letters dated 28 April 2016.

Schedule 2
Amendments to the Facility Agreement

The definition of “Final Maturity Date” in clause 1.1 (Definitions) of the Facility Agreement shall be deleted and replaced as follows:
““Final Maturity Date” means 14 September 2017.”

Schedule 3
Form of Extension Consent Letter
[On the letterhead of Lender]
To:     DNB Bank ASA as Agent
Dronning Eufemias gt. 30
N-0191 Oslo, Norway
Attn:     Anne-Lise Iversen, Credit Middle Office and Agency

To:    Seadrill Limited
c/o Seadrill Management Ltd
2nd Floor, Building 11
Chiswick Business Park
566 Chiswick High Road
London W4 5YS
United Kingdom
Attn:     Jonas Ytreland

To:    North Atlantic Drilling Limited
c/o Seadrill Management Ltd
2nd Floor, Building 11
Chiswick Business Park
566 Chiswick High Road
London W4 5YS
United Kingdom
Attn:     Jonas Ytreland

__________________ 2017
USD2,000,000,000 senior secured credit facility agreement originally dated 15 April 2011 (as amended from time to time) between, among others, North Atlantic Drilling Limited as borrower and DNB Bank ASA as agent (the “Facility Agreement”)

1.
We refer to the Facility Agreement and the letter from North Atlantic Drilling Limited to DNB Bank ASA as Agent dated [date] (the “Request Letter”) in which North Atlantic Drilling Limited requested the Lenders to consent to the amendment of certain provisions of the Facility Agreement on the terms set out in the Request Letter.

2.	Capitalised terms used in this letter shall, unless otherwise stated, have the same meaning as assigned to them in the Request Letter or the Facility Agreement (as the case may be).

3.	We hereby:

(A)     consent to Request A on the terms set out in the Request Letter and consent to the Agent entering into an amendment letter in order to implement Request A; and
(B)     consent to Request A for the purposes of the consent required pursuant to the Waiver Approval Letter.

4.	In consideration of the Parent’s ongoing efforts in relation to the refinancing and amendment process in respect of the Group’s financing arrangements, we hereby confirm that:

(A)
subject to paragraph 5 below, we consent to Request A being implemented by way of the Schemes to give effect to the terms set out in the Request Letter and, if the Schemes are required, irrevocably and unconditionally agree (within the timescales set out in the Scheme documents) to (i) vote in person or by proxy in favour of such Schemes at any creditors’ meetings called in relation thereto and (ii) support the approval of such Schemes at any court sanction hearing in respect thereof;

(B)
we waive any and all rights, powers or remedies we may have to take any action under or in connection with the Facility Agreement as a result of or in relation to the proposal, sanction or implementation of the Schemes; and

(C)
if we subsequently transfer our participation in the Facility in whole or in part and in any manner whatsoever, we shall procure that the terms and obligations set out in this letter apply to the transferee.

5.
Our obligations pursuant to paragraph 4(A) above shall cease to be effective upon the earlier of (i) the current Final Maturity Date, being 30 June 2017 and (ii) sanction of the Schemes. In addition, we reserve the right, by written notice to Seadrill Limited and North Atlantic Drilling Limited, to terminate our obligations pursuant to paragraph 4(A) above if an Event of Default has occurred and is continuing after the date of this letter and such Event of Default has been specifically declared by the Agent.

6.
Save as consented to pursuant to this letter, nothing in this letter and no failure to exercise, nor any delay in exercising any right or remedy under the Finance Documents, will or is intended to operate or be construed as a waiver, abandonment or variation of, or as prejudicing, diminishing or otherwise adversely affecting, any of our present or future rights and remedies under the Finance Documents or any of our rights or remedies generally, which rights and remedies remain and shall continue in full force and effect.

7.	This letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.

8.
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Norwegian law. Any disputes resulting from this letter will be resolved in accordance with the terms of the Facility Agreement applicable to dispute resolution. These terms are incorporated into this letter by reference as if set out in full in this letter.

Yours sincerely,

…………………………….
[Lender]

Schedule 4
Form of Approval Letter
[On the letterhead of DNB Bank ASA]
To:    North Atlantic Drilling Limited
c/o Seadrill Management Ltd
2nd Floor, Building 11
Chiswick Business Park
566 Chiswick High Road
London W4 5YS
United Kingdom
Attn:     Jonas Ytreland

To:    Seadrill Limited
c/o Seadrill Management Ltd
2nd Floor, Building 11
Chiswick Business Park
566 Chiswick High Road
London W4 5YS
United Kingdom
Attn:     Jonas Ytreland

__________________ 2017
USD2,000,000,000 senior secured credit facility agreement originally dated 15 April 2011 (as amended from time to time) between, among others, North Atlantic Drilling Limited as borrower and DNB Bank ASA as agent (the “Facility Agreement”)

1.
We refer to the Facility Agreement and your letter to us dated [date] (the “Request Letter”). Capitalised terms used in this letter shall, unless otherwise stated, have the same meaning as assigned to them in the Request Letter or the Facility Agreement (as applicable).

2.	In the Request Letter you requested Majority Lenders’ consent to:

(A)	the amendment of certain provisions of the USD 450m Eminence Facility Agreement and the USD 400m Seadrill Facility Agreement in relation to an extension of the tenor of each of the USD 450m Eminence

Facility Agreement and the USD 400m Seadrill Facility Agreement and the payment of fees in respect of such extensions; and

(B)
the amendment of (i) the longstop date of 30 April 2017 in paragraph 4(a)(v) of the Waiver Approval Letter and the reference to 30 April 2017 in paragraph 5 of the Waiver Approval Letter, to 31 July 2017; (ii) certain of the amendments to the Facility Agreement set out in Schedule 1 to the Waiver Approval Letter; and (iii) the definition of “Deferral Date” in Schedule 3 to the Waiver Approval Letter.

3.
Subject to the Parent and the Borrower (for itself and on behalf of the other Obligors pursuant to clause 2.3 (Borrower’s Authority) of the Facility Agreement) countersigning this letter, we, the undersigned, acting as Agent with the consent and authorisation of the Majority Lenders hereby:

(A)	consent to Request B;

(B)
confirm that the Majority Lenders waive any and all rights, powers or remedies they may have to take any action under or in connection with the Facility Agreement as a result of or in relation to the proposal, sanction or implementation of any schemes of arrangement in respect of the Maturing Facility Extensions;

(C)
consent to Request C on the terms set out in the Request Letter, including (i) the condition to the effectiveness of the amendments set out in paragraph 21 of the Request Letter and (ii) the extension of the consent provided pursuant to the Esmeralda Consent Request Letter to disapply potential defaults or events of default in clause 25.5 of the Facility Agreement related to the Esmeralda Dispute (as defined in the Esmeralda Consent Request Letter) and any consequences of the Esmeralda Dispute under the FMM Esmeralda Facility Agreement, the FINIMP Esmeralda Facility Agreement, the FINIMP Standby L/C, clause 24.5 (Cross default) of the PLSV I Facility and clause 24.5 (Cross default) of the PLSV II Facility (each as defined in the Esmeralda Consent Request Letter) until the later of (i) 31 July 2017 and (ii) such later date (if any) to which the Agent may extend that date pursuant to the terms of the Waiver Approval Letter (as amended), pursuant to paragraph 22(B) of the Request Letter; and

(D)
confirm that the Majority Lenders have confirmed that, with effect from the effectiveness of the amendments to the Waiver Approval Letter pursuant to Request C, proposing, discussing, negotiating, agreeing and/or implementing any amendment request made by the Parent or any other person at any time prior to 31 July 2017 which involves negotiations with creditors with a view to rescheduling indebtedness will not be considered to constitute a Default under clause 25.6 (Insolvency) of the Facility Agreement.

4.
In consideration for and with effect from the date of the amendments to the Waiver Approval Letter made pursuant to Request C, the Parent undertakes to the Agent on behalf of the Finance Parties, which undertaking shall be considered given by the Parent’s acceptance of the terms set out in this letter, that (save as the Agent (acting on the instructions of the Majority Lenders) may otherwise agree in writing) it shall use its reasonable endeavours to cooperate with the Co-Com and Co-Com Advisors in relation to contingency planning in case a consensual restructuring is not achievable, including in relation to any scheme of arrangement or chapter 11 proceedings initiated by the Parent and/or any other member of the Group, subject always to the fiduciary and other duties of the boards of directors of the Parent and other members of the Group.

5.
Save as consented to pursuant to this letter, nothing in this letter and no failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents, will or is intended to operate or be construed as a waiver, abandonment or variation of, or as prejudicing, diminishing or otherwise adversely affecting, any present or future rights and remedies of any of the Finance Parties under the Finance Documents or any of the Finance Parties’ rights or remedies generally, which rights and remedies remain and shall continue in full force and effect.

6.
Except as expressly consented to pursuant to this letter or amended pursuant to the Waiver Approval Letter as amended by this letter, the provisions of the Finance Documents including the Facility Agreement, the Security Documents and the Waiver Approval Letter shall continue in full force and effect.

7.	This letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.

8.
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Norwegian law. Any disputes resulting from this letter will be resolved in accordance with the terms of the Facility Agreement applicable to dispute resolution. These terms are incorporated into this letter by reference as if set out in full in this letter.

Yours sincerely,

…………………………
DNB Bank ASA

We acknowledge receipt of and consent and agree to the terms set out in this letter.

The Borrower on its own behalf and on behalf of the other Obligors as agent pursuant to clause 2.3 (Borrower’s Authority) of the Facility Agreement

…………………………

North Atlantic Drilling Limited

The Parent

…………………………
Seadrill Limited

DNB
Form of Approval Letter

To:    North Atlantic Drilling Limited
c/o Seadrill Management Ltd
2nd Floor, Building 11
Chiswick Business Park
566 Chiswick High Road
London W4 5YS
United Kingdom
Attn:     Jonas Ytreland

To:    Seadrill Limited
c/o Seadrill Management Ltd
2nd Floor, Building 11
Chiswick Business Park
566 Chiswick High Road
London W4 5YS
United Kingdom
Attn:     Jonas Ytreland

28 March 2017
USD2,000,000,000 senior secured credit facility agreement originally dated 15 April 2011 (as amended from time to time) between, among others, North Atlantic Drilling Limited as borrower and DNB Bank ASA as agent (the “Facility Agreement”)

1.
We refer to the Facility Agreement and your letter to us dated [date] (the “Request Letter”). Capitalised terms used in this letter shall, unless otherwise stated, have the same meaning as assigned to them in the Request Letter or the Facility Agreement (as applicable).

2.	In the Request Letter you requested Majority Lenders’ consent to:

(A)
the amendment of certain provisions of the USD 450m Eminence Facility Agreement and the USD 400m Seadrill Facility Agreement in relation to an extension of the tenor of each of the USD 450m Eminence Facility Agreement and the USD 400m Seadrill Facility Agreement and the payment of fees in respect of such extensions; and

(B)
the amendment of (i) the longstop date of 30 April 2017 in paragraph 4(a)(v) of the Waiver Approval Letter and the reference to 30 April 2017 in paragraph 5 of the Waiver Approval Letter, to 31 July 2017; (ii) certain of the amendments to the Facility Agreement set out in Schedule 1 to the Waiver Approval Letter; and (iii) the definition of “Deferral Date” in Schedule 3 to the Waiver Approval Letter.

3.
Subject to the Parent and the Borrower (for itself and on behalf of the other Obligors pursuant to clause 2.3 (Borrower’s Authority) of the Facility Agreement) countersigning this letter, we, the undersigned, acting as Agent with the consent and authorisation of the Majority Lenders hereby:

(A)	consent to Request B;

(B)
confirm that the Majority Lenders waive any and all rights, powers or remedies they may have to take any action under or in connection with the Facility Agreement as a result of or in relation to the proposal, sanction or implementation of any schemes of arrangement in respect of the Maturing Facility Extensions;

(C)
consent to Request C on the terms set out in the Request Letter, including (i) the condition to the effectiveness of the amendments set out in paragraph 21 of the Request Letter and (ii) the extension of the consent provided pursuant to the Esmeralda Consent Request Letter to disapply potential defaults or events of default in clause 25.5 of the Facility Agreement related to the Esmeralda Dispute (as defined in the Esmeralda Consent Request Letter) and any consequences of the Esmeralda Dispute under the FMM Esmeralda Facility Agreement, the FINIMP Esmeralda Facility Agreement, the FINIMP Standby L/C, clause 24.5 (Cross default) of the PLSV I Facility and clause 24.5 (Cross default) of the PLSV II Facility (each as defined in the Esmeralda Consent Request Letter) until the later of (i) 31 July 2017 and (ii) such later date (if any) to which the Agent may extend that date pursuant to the terms of the Waiver Approval Letter (as amended), pursuant to paragraph 22(B) of the Request Letter; and

(D)
confirm that the Majority Lenders have confirmed that, with effect from the effectiveness of the amendments to the Waiver Approval Letter pursuant to Request C, proposing, discussing, negotiating, agreeing and/or implementing any amendment request made by the Parent or any other person at any time prior to 31 July 2017 which involves negotiations with creditors with a view to rescheduling indebtedness will not be considered to constitute a Default under clause 25.6 (Insolvency) of the Facility Agreement.

4.
In consideration for and with effect from the date of the amendments to the Waiver Approval Letter made pursuant to Request C, the Parent undertakes to the Agent on behalf of the Finance Parties, which undertaking shall be considered given by the Parent’s acceptance of the terms set out in this letter, that (save as the Agent (acting on the instructions of the Majority Lenders) may otherwise agree in writing) it shall use its reasonable endeavours to cooperate with the Co-Com and Co-Com Advisors in relation to contingency planning in case a consensual restructuring is not achievable, including in relation to any scheme of arrangement or chapter 11 proceedings initiated by the Parent and/or any other member of the Group, subject always to the fiduciary and other duties of the boards of directors of the Parent and other members of the Group.

5.
Save as consented to pursuant to this letter, nothing in this letter and no failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents, will or is intended to operate or be construed as a waiver, abandonment or variation of, or as prejudicing, diminishing or otherwise adversely affecting, any present or future rights and remedies of any of the Finance Parties under the Finance Documents or any of the Finance Parties’ rights or remedies generally, which rights and remedies remain and shall continue in full force and effect.

6.
Except as expressly consented to pursuant to this letter or amended pursuant to the Waiver Approval Letter as amended by this letter, the provisions of the Finance Documents including the Facility Agreement, the Security Documents and the Waiver Approval Letter shall continue in full force and effect.

7.	This letter may be executed in counterparts each of which, when taken together, shall constitute one and the same agreement.

8.
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Norwegian law. Any disputes resulting from this letter will be resolved in accordance with the terms of the Facility Agreement applicable to dispute resolution. These terms are incorporated into this letter by reference as if set out in full in this letter.

Yours sincerely,

/s/ Florianne Robin                /s/ Andrew Ogilvie
First Vice President    First Vice President
DNB Bank ASA    DNB Bank ASA

We acknowledge receipt of and consent and agree to the terms set out in this letter.

The Borrower on its own behalf and on behalf of the other Obligors as agent pursuant to clause 2.3 (Borrower’s Authority) of the Facility Agreement

/s/ Stephanie Morris
North Atlantic Drilling Limited

The Parent

/s/ Stephanie Morris
Seadrill Limited

Voluntary Cancellation Request
To:     DNB Bank ASA as Agent
Dronning Eufemias gt. 30
N-0191 Oslo, Norway
Attn:     Anne-Lise Iversen, Credit Middle Office and Agency
Date:    7 April 2017

USD2,000,000,000 senior secured credit facility agreement originally dated 15 April 2011 (as amended from time to time) between, among others, North Atlantic Drilling Limited as borrower and DNB Bank ASA as agent (the “Facility Agreement”)
We refer to Clause 7.2 (Voluntary cancellation) of the Facility Agreement. Terms defined in the Facility Agreement shall have the same meaning when used in this cancellation Request.

(a)	You are hereby irrevocably notified that we wish to cancel the unutilised available portion of the Revolving Facility Commitment:

(b)	Proposed Cancellation Date: 7 April 2017

(c)	Unutilised Revolving Facility Commitment: USD 50,000,000.00

(d)	We confirm that, as of the date hereof each condition specified in Clause 7.3 (Terms and conditions for prepayments and cancellation) of the Facility Agreement is satisfied.

Yours sincerely
for and on behalf of
North Atlantic Drilling Ltd.

By: __________________________________
Name: Stephanie Morris
Title: Assistant Group Treasurer, Seadrill Management AS